EXHIBIT 99.1

O'Reilly Automotive, Inc. Announces Dates for Its Fourth Quarter and Full-Year 2011 Earnings Release and Conference Call

  Earnings Release Date – Wednesday, February 8, 2012, after 5:30 pm Central Time
  Conference Call Date – Thursday, February 9, 2012, at 10:00 am Central Time

SPRINGFIELD, Mo., Jan. 3, 2012 (GLOBE NEWSWIRE) -- O'Reilly Automotive, Inc. (the "Company") (Nasdaq:ORLY) a leading retailer in the automotive aftermarket industry, announces the release date for its fourth quarter and full-year 2011 results as Wednesday, February 8, 2012, with a conference call to follow on Thursday, February 9, 2012.

The Company's fourth quarter and full-year 2011 results will be released after 5:30 p.m. central time on Wednesday, February 8, 2012, and can be viewed, at that time, on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room".

Investors are invited to listen to the Company's conference call discussing the financial results for the fourth quarter and full year of 2011, on Thursday, February 9, 2012, at 10:00 a.m. central time, via webcast on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room". Interested analysts are invited to join the call. The dial-in number for the call is (706) 679-5789 and the conference call identification number is 40239387. A replay of the call will also be available on the Company's website following the conference call.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Founded in 1957 by the O'Reilly family, the Company operated 3,707 stores in 39 states as of September 30, 2011.

The O'Reilly Automotive, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5430

CONTACT: Investor & Media Contacts
         Mark Merz (417) 829-5878